Exhibit 99.1

TETRA TECHNOLOGIES, INC. REPORTS STRONG THIRD-QUARTER 2026 RESULTS
Highest Third Quarter Revenue in a Decade

SPRING, Texas, November 2, 2026 / PRNewswire / -- TETRA Technologies, Inc. (“TETRA” or the “Company”) (NYSE:TTI) announced financial results for the three and nine months ended September 30, 2026.

Third-Quarter 2026 Financial Highlights
•Revenues of $168.0 million, highest third quarter in ten years
•Net Income of $6.8 million, inclusive of $2.0 million of unusual charges
•Adjusted EBITDA of $25.1 million
•Net income per share of $0.05, adjusted net income per share of $0.06

Brady Murphy, TETRA's President and Chief Executive Officer, stated, "Third-quarter revenue of $168.0 million was up 10% year over year and represented our highest third-quarter revenue in the past ten years. International revenue reached $68.8 million, or 41% of consolidated revenue, marking the strongest third quarter in 10 years. Adjusted EBITDA of $25.1 million was our second-highest third-quarter in the past ten years.

“Our third quarter results demonstrated broad-based strength across our portfolio, with multiple businesses achieving significant performance milestones. Record-level revenue was supported by continued growth in international markets, accelerated growth in industrial chemical sales, and continued strength and outlook for deepwater markets. Industrial Chemicals generated its strongest third-quarter revenue in a decade, with 32% year-over-year growth, and accounted for more than 50% of our Completion Fluids and Products’ third-quarter revenue. This growth is supported by an expanding U.S. industrial market, including semiconductor manufacturing and by demand for electrolytes for energy storage. Our Water and Flowback segment experienced year-over-year revenue growth of 21% and an Adjusted EBITDA margin increase of 480 basis points to 16.7%. This growth was the result of our production testing operations delivering a ten-year high for third-quarter revenue and Adjusted EBITDA for the segment. Production testing grew 9% quarter-over-quarter, driven largely by automated TETRA SandStorm market share gains in the U.S., and grew 60% year-over year, driven by international.”

“Supporting our long-term growth and margin expansion for deepwater fluids and industrial chemicals is our Arkansas bromine plant, which continues to advance on schedule and on budget. We are now less than 12 months away from the plant being mechanically complete. Importantly, all major mechanical equipment has been engineered and is either delivered or under confirmed purchase order for future delivery, with total costs below our Board approved final investment decision (FID). Our team has done an exceptional job managing inflationary pressures while keeping the project on its original schedule and within approved capital spending levels. We remain on track to commence production at an annualized rate of 37 million pounds at the beginning of 2028 and ramp to the facility’s 75-million-pound annual capacity by 2030, consistent with our ONE TETRA 2030 strategy.”

“We continue to be encouraged by the quality and breadth of customer engagement with our patented TETRA Oasis Total Desalination Solution (“TETRA Oasis”), We currently have seven projects in our pipeline, including four tied to data centers or their power requirements. The combination of increasing produced water disposal constraints in the Permian Basin and substantial water requirements from data center development has created a significantly larger opportunity than we initially envisioned. We believe TETRA Oasis is uniquely positioned to help address both challenges by converting produced water from a disposal liability into a valuable resource. Permitting remains the primary next step toward commercialization, with six beneficial reuse applications currently pending before the Texas Commission on Environmental Quality (TCEQ). TETRA’s customers are the permittees and we continue to engage with both the TCEQ and the Environmental Protection Agency (EPA), providing in-depth answers to their queries, including results from water quality tests.”

“Looking forward to the fourth quarter and 2027, the outlook for our base business remains strong. Deepwater and International activity looks robust as does a return to more completion activity in the Gulf of America. International growth for Production Testing is expected to continue with our first automated TETRA SandStorm technology deployments to the Middle East which have supported our exceptional growth in Argentina. For the fourth quarter of 2026, we expect consolidated revenue and Adjusted EBITDA to be up double digits year-on-year and for full year 2027 we expect revenue and Adjusted EBITDA to increase relative to 2026. As our customer spending plans get announced in the fourth quarter we will further update our outlook accordingly.”

Third-Quarter Financial Highlights

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
	(in thousands, except per share amounts)
Revenue	$167,951	$185,657	$153,239
Net income (loss)	$6,848	$10,237	$4,151
Adjusted EBITDA(1)	$25,115	$31,866	$25,038
Net income (loss) per share	$0.05	$0.07	$0.03
Adjusted net income (loss) per share(2)	$0.06	$0.08	$0.04
(1)     Adjusted EBITDA is a non-GAAP financial measure. See Schedule E for an explanation of how we calculate Adjusted EBITDA and a reconciliation to net (loss) income before taxes.
(2)    Adjusted net income per share is a non-GAAP financial measure. See Schedule D for an explanation of how we calculate Adjusted net income per share and a reconciliation to net (loss) income before taxes.

Completion Fluids & Products

Completion Fluids & Products delivered its highest third-quarter revenue in ten years driven by strength in Eastern Hemisphere completion fluids, long-duration energy storage electrolyte sales, and U.S. industrial chemicals. Industrial Chemicals also posted its highest third-quarter revenue in ten years. Adjusted EBITDA margin was 22.1% impacted by product mix, lower deepwater activity in the Gulf of America, and higher diesel and associated freight costs.

Water & Flowback Services

Water & Flowback Services revenue and Adjusted EBITDA increased 21% and 69%, respectively, from the prior-year period. Argentina revenue more than doubled driven by the ramp of early production facilities (“EPFs”) and strong utilization of our patented automated TETRA SandStorm technology in the Vaca Muerta basin.

Capital Structure

In early October 2026, we amended our $190 million Term Credit Agreement, extending the maturity from January 12, 2030 to December 31, 2030, reducing the interest rate margin by 75 basis points to SOFR plus 5.00%, and deferring approximately $19 million of scheduled principal amortization payments to 2030. With lower borrowing costs, and an extended maturity runway, the amendment enhances TETRA's financial flexibility to fund the Arkansas bromine project and support its strategic growth initiatives.

Conference Call

TETRA will host a conference call to discuss these results on November 3, 2026, at 10:00 a.m. ET. Please visit the Events & Presentations section of the TETRA Technologies website to pre-register and obtain your dial in number and passcode. A replay will be available for thirty days following the conference call.

Company Overview

TETRA Technologies, Inc. is an energy services and solutions company focused on developing environmentally conscious services and solutions that help make people's lives better. With operations on six continents, the Company's portfolio consists of Energy Services, Industrial Chemicals, and Critical Minerals. In addition to providing products and services to the oil and gas industry and calcium chloride for diverse applications, TETRA is expanding into the low-carbon energy market with chemistry expertise, key mineral acreage, and global infrastructure, helping to meet the demand for sustainable energy in the twenty-first century. Visit the Company's website at www.onetetra.com for more information or connect with us on LinkedIn.

Investor Relations
Kurt Hallead
Treasurer and Investor Relations
khallead@onetetra.com

Media Relations
Giselle Piller
Senior Director of Global Marketing & Communications
gpiller@onetetra.com

Financial Statements, Schedules and Non-GAAP Reconciliation Schedules (Unaudited)
Schedule A:     Consolidated Income Statement
Schedule B:     Condensed Consolidated Balance Sheet
Schedule C:     Consolidated Statements of Cash Flows
Schedule D:     Non-GAAP Reconciliation of Adjusted Net Income
Schedule E:     Non-GAAP Reconciliation of Adjusted EBIT and Adjusted EBITDA

Non-GAAP Financial Measures

In addition to financial results determined in accordance with U.S. GAAP, this press release includes the following non-GAAP financial measures for the Company: Adjusted net income, Adjusted net income per share, consolidated and segment Adjusted EBIT and Adjusted EBITDA and segment Adjusted EBITDA as a percent of revenue (“Adjusted EBITDA margin”). Schedules D and E provide reconciliations of these non-GAAP financial measures to their most directly comparable U.S. GAAP measures. Such non-GAAP measures adjust for unusual credits, which are further explained in this press release. The non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with U.S. GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

Schedule A: Consolidated Income Statement (Unaudited)

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
	(in thousands, except per share amounts)
Revenues	$167,951	$185,657	$153,239

Cost of product sales and services	123,039	130,343	107,378
Depreciation, amortization and accretion	9,815	9,600	9,491
Total cost of revenues	132,854	139,943	116,869
Gross profit	35,097	45,714	36,370
General and administrative expense	25,368	25,584	25,240
Operating income	9,729	20,130	11,130
Interest expense, net	2,361	3,267	4,448
Other expense (income), net	939	1,009	(1,423)
Income before taxes	6,429	15,854	8,105
Income tax (benefit) expense	(419)	5,617	3,954
Net income attributable to TETRA stockholders	$6,848	$10,237	$4,151

Basic per share information:
Net income attributable to TETRA stockholders	$0.05	$0.07	$0.03
Weighted average basic shares outstanding	148,200	138,997	133,419

Diluted per share information:
Net income attributable to TETRA stockholders	$0.05	$0.07	$0.03
Weighted average diluted shares outstanding	149,352	140,619	134,837

Schedule B: Condensed Consolidated Balance Sheet (Unaudited)

	September 30, 2026	December 31, 2025
	(in thousands)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$84,303	$72,628
Restricted cash	50	52
Short-term investments	41,733	—
Trade accounts receivable, net	127,315	99,578
Inventories	117,805	115,726
Prepaid expenses and other current assets	22,892	28,694
Total current assets	394,098	316,678
Property, plant and equipment, net	256,533	194,197
Deferred tax assets, net	89,524	87,322
Operating lease right-of-use assets	32,540	36,999
Patents, trademarks and other intangible assets, net	18,878	21,463
Investments	10,584	11,827
Other assets	7,139	7,275
Total long-term assets	415,198	359,083
Total assets	$809,296	$675,761

LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable	$56,232	$54,517
Current portion of long-term debt	1,000	4,750
Compensation and employee benefits	26,573	28,934
Operating lease liabilities, current portion	11,400	11,326
Accrued taxes	13,041	15,001
Accrued liabilities and other	46,562	39,325
Current liabilities associated with discontinued operations	7,360	7,360
Total current liabilities	162,168	161,213
Long-term debt, net	182,819	176,607
Operating lease liabilities	27,263	32,664
Asset retirement obligations	15,981	15,526
Deferred income taxes	3,299	2,498
Other liabilities	3,568	4,766
Total long-term liabilities	232,930	232,061
Commitments and contingencies
TETRA stockholders’ equity	415,466	283,755
Noncontrolling interests	(1,268)	(1,268)
Total equity	414,198	282,487
Total liabilities and equity	$809,296	$675,761

During the preparation of the financial statements for the period ended March 31, 2026, we identified an immaterial error which understated the current portion of long-term debt and overstated long-term debt by $4.8 million as of December 31, 2025. Balances as of December 31, 2025 have been revised to reflect $4.8 million of long-term debt as current, with an offsetting reduction in long-term debt.

Schedule C: Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended
	September 30, 2026	September 30, 2025
	(in thousands)
Operating activities:
Net income	$25,404	$19,505
Reconciliation of net income to net cash provided by operating activities:
Depreciation, amortization and accretion	28,591	27,831
Impairments and other charges	—	611
Loss (gain) on investments	223	(1,054)
Equity-based compensation expense	5,630	5,315
Provision for (recovery of) credit losses	135	(104)
Amortization and expense of financing costs	1,770	1,485
Gain on sale of assets	(266)	(202)
Non-cash cumulative foreign currency translation adjustment loss from dissolution of Canadian subsidiary	—	9,516
Deferred income tax (benefit) expense	(1,114)	3,723
Other non-cash credits	(455)	(478)
Changes in operating assets and liabilities:
Accounts receivable	(28,753)	(10,840)
Inventories	(1,696)	879
Prepaid expenses and other current assets	5,743	4,596
Trade accounts payable and accrued expenses	(2,827)	5,866
Other	(1,095)	1,985
Net cash provided by operating activities	31,290	68,634
Investing activities:
Purchases of property, plant and equipment, net	(77,645)	(53,182)
Purchase of short-term investments	(41,652)	—
Proceeds from sale of investments	—	19,011
Proceeds from sale of property, plant and equipment	357	340
Other investing activities	(47)	(191)
Net cash used in investing activities	(118,987)	(34,022)
Financing activities:
Proceeds from credit agreements and long-term debt	1,387	292
Public offering proceeds, net of offering costs of $6,770	108,230	—
Principal payments on credit agreements and long-term debt	(387)	(292)
Payments on finance lease obligations	(3,483)	(3,418)
Taxes paid upon vesting of equity-based compensation	(7,427)	(1,853)
Proceeds/cash settlements from common stock and exercised stock options	1,232	—
Payments on seller financed purchases	—	(1,280)
Net cash provided by (used in) financing activities	99,552	(6,551)
Effect of exchange rate changes on cash	(182)	1,929
Increase in cash, cash equivalents and restricted cash	11,673	29,990
Cash, cash equivalents and restricted cash at beginning of period	72,680	37,208
Cash, cash equivalents and restricted cash at end of period	$84,353	$67,198

Supplemental cash flow information:
Interest paid(1)	$7,341	$12,992
Income taxes paid	$15,058	$10,333
Accrued capital expenditures at end of period	$19,243	$7,849
(1) Interest paid is net of $6.4 million and $3.0 million of capitalized interest for the nine months ended September 30, 2026 and September 30, 2025, respectively.

Schedule D: Non-GAAP Reconciliation of Adjusted Net Income (Loss) (Unaudited)

The following table presents the reconciliation of adjusted net income to the most directly comparable GAAP measure, income from continuing operations before taxes for the periods indicated:

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
	(in thousands, except per share amounts)

Income before taxes	$6,429	$15,854	$8,105
Income tax (benefit) expense	(419)	5,617	3,954
Net income attributable to TETRA stockholders	6,848	10,237	4,151
Cost of product sales and services adjustments	606	—	—
Former CEO stock appreciation right expense	—	—	98
Transaction, restructuring and other expenses	3,257	1,056	1,188
Discrete tax items	(1,889)	—	—
Adjusted net income (loss)	$8,822	$11,293	$5,437

Diluted per share information
Net income attributable to TETRA stockholders	$0.05	$0.07	$0.03
Adjusted net income per share	$0.06	$0.08	$0.04
Diluted weighted average shares outstanding	149,352	140,619	134,837

Adjusted net income is defined as the Company’s income (loss) before noncontrolling interests and discontinued operations, excluding unusual tax provision, unusual foreign exchange losses, and certain special or other charges (or credits), and including noncontrolling interest attributable to continued operations. Adjusted net income is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted net income per share is defined as the Company’s diluted net income per share attributable to TETRA stockholders excluding certain special or other charges (or credits). Adjusted net income per share is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Schedule E: Non-GAAP Reconciliation of Adjusted EBIT and Adjusted EBITDA (Unaudited)
Completion Fluids & Products

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
	(in thousands, except percents)
Revenues	$91,873	$113,110	$90,264
Income before taxes	16,997	27,186	25,314
Transaction, restructuring and other expenses	743	450	150
Interest income, net	(472)	(103)	(170)
Investment losses	720	165	—
Adjusted EBIT	17,988	27,698	25,294
Depreciation, amortization and accretion	2,343	2,205	2,263
Adjusted EBITDA	$20,331	$29,903	$27,557

Adjusted EBITDA as a % of revenue	22.1%	26.4%	30.5%
Water & Flowback Services

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
	(in thousands, except percents)
Revenues	$76,078	$72,547	$62,975
Income before taxes	4,238	3,205	52
Cost of product sales and services adjustments	606	—	—
Transaction, restructuring and other expenses	316	—	302
Interest expense, net	150	247	34
Adjusted EBIT	5,310	3,452	388
Depreciation, amortization and accretion	7,396	7,319	7,136
Adjusted EBITDA	$12,706	$10,771	$7,524

Adjusted EBITDA as a % of revenue	16.7%	14.8%	11.9%
Corporate

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
	(in thousands)
Income before taxes	$(14,806)	$(14,537)	$(17,261)
Former CEO stock appreciation right expense	—	—	98
Transaction, restructuring and other expenses	2,198	606	736
Interest expense, net	2,683	3,123	4,584
Adjusted EBIT	(9,925)	(10,808)	(11,843)
Depreciation, amortization and accretion	76	76	92
Equity-based compensation expense	1,927	1,924	1,708
Adjusted EBITDA	$(7,922)	$(8,808)	$(10,043)

Consolidated

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
	(in thousands, except percents)
Revenues	$167,951	$185,657	$153,239
Income before taxes	6,429	15,854	8,105
Cost of product sales and services adjustments	606	—	—
Former CEO stock appreciation right expense	—	—	98
Transaction, restructuring and other expenses	3,257	1,056	1,188
Interest expense, net	2,361	3,267	4,448
Investment losses	720	165	—
Adjusted EBIT	13,373	20,342	13,839
Depreciation, amortization and accretion	9,815	9,600	9,491
Equity-based compensation expense	1,927	1,924	1,708
Adjusted EBITDA	$25,115	$31,866	$25,038

Adjusted EBITDA as a % of revenue	15.0%	17.2%	16.3%

Effective with the earnings release for the three months ended March 31, 2026, we revised our definitions of Adjusted EBIT and Adjusted EBITDA to exclude investment (income) losses. Prior period Adjusted EBITDA amounts have been recast to reflect these revised definitions for all periods presented. We changed the definitions of Adjusted EBIT and Adjusted EBITDA because management believes that investment (income) losses are not reflective of the underlying operating performance of our core business. Investment (income) losses consist of realized and unrealized gains and losses on equity and debt securities of other companies, including our investment in Standard Lithium, and investments in common units and preferred units issued by two privately-held companies as well as the option to convert a convertible note issued by a privately-held company into equity interests. Investment (income) losses are recorded in other income (expense), net in our consolidated statements of operations. The magnitude and timing of investment (income) losses are driven by factors external to our core operations that management cannot control and does not consider when evaluating or managing day-to-day business performance. Accordingly, management believes the revised definitions of Adjusted EBIT and Adjusted EBITDA provide more meaningful measures of our operating performance and improve period-over-period comparability. The revisions to the Adjusted EBIT and Adjusted EBITDA definitions apply symmetrically to both investment income and investment losses, and we will apply this definition consistently in future periods.

Adjusted EBIT is now defined as net income (loss) from continuing operations before taxes, interest (income) expense, net, investment (income) losses, impairments and certain non-cash charges, and unusual adjustments.

Adjusted EBITDA is now defined as Adjusted EBIT (defined above) less depreciation and amortization and certain non-cash items such as equity-based compensation expense. The most directly comparable GAAP financial measure is net income (loss) from continuing operations before taxes.

Adjusted EBITDA is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations and without regard to financing methods, capital structure or historical cost basis, and to assess the Company’s ability to incur and service debt and fund capital expenditures.

Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenues. A reconciliation of Adjusted EBITDA margin to the most directly comparable GAAP measures for future periods is not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy activity levels and product mix, which significantly impact revenues. Such items are not currently determinable with reasonable accuracy and may be material to the Company’s actual results determined in accordance with GAAP.

Unusual charges and expenses, net of credits were $3.9 million for the quarter ended September 30, 2026, which are reflected in Schedules D and E, and include $2.2 million of legal fees related to a former subsidiary, $0.7 million of unconsolidated equity investment expense and $0.9 million of other expenses and charges. Additionally, Schedule D includes discrete tax items of $1.9 million primarily related to a reduction in our federal valuation allowance and a revised estimate of the impact of our 2025 election to treat our Brazilian subsidiary as a corporation for U.S. tax purposes. Management believes that the exclusion of the special charges and credits from the historical results of operations enables management to evaluate more effectively the Company’s operations over the prior periods and to identify operating trends that could be obscured by the excluded items. See Schedules D and E for additional information.
Cautionary Statement Regarding Forward Looking Statements

This news release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “see,” “expectation,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements regarding our ability to achieve our ONE TETRA 2030 objectives with respect to revenue and Adjusted EBITDA as well as other 2030 goals discussed herein. These statements also include statements concerning economic and operating conditions that are outside of our control, including statements concerning the oil and gas industry; potential revenue associated with our electrolyte products and prospective energy storage projects; adoption of our products and technologies by the market, including our TETRA Oasis and the anticipated demand for such technology; our mineral reserves and measured, indicated and inferred mineral resources of lithium, magnesium, and/or bromine, the potential extraction of lithium, bromine, magnesium and other minerals, including potential extraction of those minerals designated as critical minerals, from our Evergreen Unit and other leased acreage, the economic viability thereof, the demand for such resources, the timing and costs of such activities, and the expected revenues, including any royalties, profits and returns from such activities; the timing and success of our bromine production wells and the construction of our bromine processing facility and related engineering activities and estimated costs, revenues and profitability thereof; projections or forecasts concerning the Company's business activities, including the completion of new projects, adoption of our products and technologies, future results of operations, revenues, profitability, estimated earnings, earnings per share, estimated Adjusted EBITDA margins and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. With respect to the Company’s disclosures of measured, indicated and inferred mineral resources, including bromine, lithium carbonate equivalent concentrations, magnesium, and other minerals, it is uncertain if all such resources will ever be economically developed. Investors are cautioned that mineral resources do not have demonstrated economic value and further exploration may not result in the estimation of a mineral reserve. Further, there are a number of uncertainties related to processing lithium, which is an inherently difficult process. Therefore, you are cautioned not to assume that all or any part of our resources can be economically or legally commercialized. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to several risks and uncertainties, many of which are beyond the control of the Company. With respect to the Company’s disclosures regarding the joint venture for the Evergreen Unit the future relationship between the parties and the sharing of development costs is uncertain. Investors are cautioned that any such statements are not guarantees of future performance or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: changes in general economic conditions; opportunity risks, such as mineral extraction, demand therefor, or realizing industrial and other benefits expected from bromine processing; our ability to develop a bromine processing facility and risks inherent in the construction of such facility, including delays, cost overruns, changes in scope, and the ability to obtain local government and regulatory approvals; the accuracy of our resources report or the timing of future updates to our resources report, feasibility study and economic assessment regarding our lithium, bromine, magnesium and other mineral acreage; our ability to obtain any necessary additional capital to finance our development plans, including the construction of our bromine processing plant; equipment supply, equipment defects and/or our ability to timely obtain equipment components; our ability to commercialize new technologies and products such as our TETRA Oasis, including the construction, operation and permitting of desalination facilities, which are subject risks inherent in the construction and operation of energy infrastructure facilities such as timeline delays and cost overruns and our ability to execute on increase plant scale; competition from existing or new competitors; risks associated with changes in laws and regulations, or the imposition of economic or trade sanctions affecting international commercial transactions, including legislative, regulatory and policy changes, such as unexpected changes in tariffs, trade barriers, price and exchange controls; and other the factors described in the section titled “Risk Factors” contained in the Company's Annual Reports on Form 10-K, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. Investors should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and the Company undertakes no obligation to update or revise any forward-looking statements, except as may be required by law.